Exhibit 99.1

Gas Natural, Incorporated

Corporate Update Conference Call

December 19, 2013

Operator: Greetings and welcome to the Gas Natural, Incorporated Corporate Update. At this time, all participants are in a listen-only mode. A brief question and answer session will follow the formal presentation. If anyone should require Operator assistance during the conference, please press star, zero, on your telephone keypad. As a reminder, this conference is being recorded.

It is now my pleasure to introduce your host, Deborah Pawlowski, Investor Relations for Gas Natural, Incorporated. Thank you, Ms. Pawlowski, you may begin.

Deborah Pawlowski: Thank you, Rob, and good morning, everyone. We certainly appreciate your participation on our conference call today. You should have a copy of the news that was released yesterday after the market, announcing the appointment of Jim Sprague as our new Chief Financial Officer, effective the first of May, as well as the resignation of our auditors. If you do not have the release, you can find it at the Company’s website at investor.egas.net.

On the call with me today are Gregory Osborne, our President and COO; Tom Smith, our current CFO; and Jim Sprague, our incoming CFO. Greg will review his initial observations and plans as the newly-appointed President and COO, and we will also use this opportunity for Jim to introduce himself and provide you his background.

As you are aware, we may make some forward-looking statements during this discussion, as well as during the Q&A. These statements apply to future events and are subject to risks and uncertainties, as well as other factors which could cause actual results to differ materially from what is stated here today. These risks and uncertainties and other factors are provided in the news release, as well as with other documents filed by the Company with the Securities and Exchange Commission. You can find these documents on our website or at sec.gov.

So with that, I’m going to turn the call over to Gregory to begin the discussion. Greg?

Gregory Osborne: Thank you, Debbie, and thank you, everyone who’s joined us today. We’re excited to welcome Jim Sprague as our new CFO upon Tom’s retirement on May 1st. Jim, who is a CPA, is currently Managing Partner of Walthall, Drake & Wallace, a CPA firm in the Cleveland area with four offices and 65 employees. Given his requirement to provide sufficient notice and transition, it’ll be the 1st of May when he joins us full-time. We interviewed other candidates but rather quickly came to the conclusion that Jim’s qualifications make him well-suited as our next CFO.

Over the last 30 years, Jim has had extensive experience in the natural gas industry and the regulated environment in which we operate. As an advisor to our Board, he has been instrumental with numerous operational and financial changes and decisions, including the successful acquisitions of our Maine and North Carolina utility operations. He has often been the voice of reason and challenge in the boardroom.

We want to thank Tom for his dedicated service to Gas Natural over many years and know that he and Jim will work well together. This appointment represents yet another step on our path of change to move our organization forward. We recognize we’re facing some near-term challenges, but I am intent on continuing to address them head-on.

Let me discuss some of the issues that we have been addressing that we believe are important to our shareholders. First, we believe the appointment of Jim as our next CFO is an important step.

Regarding Board governance, we recognize the need to enhance our Board with more independent and different credentials, which would include industry experience, public company experience, and capital market knowledge.

We also announced the resignation of our auditors, who did not provide any reasons for their decision in their letter of resignation. As you might imagine, we were sorely disappointed, especially given the mutual respect and multi-year relationship we’ve had with them. We have begun the process to interview other accounting firms and are encouraged by the initial response of potential candidates.

Finally, we’re working closely on a daily basis with the Public Utility Commission of Ohio to address the concerns raised in their recently-published order. Let me first tell you that a period of Gas Cost Recovery review dates back a few years. Even prior to the publishing of the order, we have made changes that address some of the Commission’s concerns. For example, we’ve added additional accountants in our Gas Cost Accounting Department, which includes two Controllers. We’ve improved internal control procedures and continue to refine our processes. Our marketing business no longer purchases gas for our utilities. Our utilities are making their gas purchases themselves within the utilities. We are also in the process of recruiting a Chief Compliance Officer. We believe these actions will make us an even stronger Company going forward, supporting our growth initiatives.

With that, I’ll turn it over to Jim so he can tell you more about himself.

James Sprague: Hey, thanks, Greg, and good morning, everybody. I am absolutely thrilled to have the opportunity to join Gas Natural as its CFO and work with a terrific team of women and men who continuously work hard at servicing our customers and driving growth. Allow me a few seconds to review my professional background and why I believe this experience can contribute to the advancement with this Company.

As Greg mentioned, I’m currently a Managing Partner of Walthall, Drake & Wallace. I joined the firm in 1987 and was admitted to the Partnership in 1994. I’ve spent a significant amount of time in the oil and gas industry providing services such as internal control formulation and testing, cash flow analyses, mergers and acquisitions, financing assistance, projections and feasibility studies, risk management and other services, in addition to the traditional assurance and tax preparation services. I believe that the breadth and relevance of these experiences will serve me well at Gas Natural. I’m heavily involved with the Ohio Oil and Gas Association and the Council of Petroleum Accountants Society, staying current with accounting, tax, and geopolitical trends in the oil and gas industry. I’m at a point in my career when I’m excited to dedicate my skills and experience to a single organization, and I believe that Gas Natural is a perfect fit for me.

With that, I turn it back to Greg.

Gregory Osborne: Thanks, Jim. As you can see, we’re very enthused about the changes we’re making to drive our growth strategy. We have a lot of work ahead of us, but I believe we’re up to it and I’m excited to have the opportunity to affect this change. I’m in the position to make the success, and I fully recognize the buck stops here. We have excellent utilities, we own powerful assets with viable potential, and we will continue executing our strategy to grow Gas Natural.

With that, Rob, let’s open up the lines for questions, please.

Operator: Thank you. We’ll now be conducting a question and answer session. If you’d like to ask a question, please press star, one on your telephone keypad. A confirmation tone will indicate your line is in the question queue. You may press star, two if you’d like to remove your question from the queue. For participants that are using speaker equipment, it may be necessary to pick up your handset before pressing the star keys. One moment, please, while we poll for questions.

Thank you. Our first question comes from the line of Liam Burke with Janney. Please proceed with your question.

Liam Burke: Thank you. Good morning, Greg. Good morning, Jim.

Male Speaker: Good morning.

Liam Burke: Greg or Jim, —the resignation of the auditors, is that going to affect any of your ability to report full-year numbers or filings, or if in the event that the PUC of Ohio requires you to undertake an audit for the Ohio properties, is that going to affect any of that?

Thomas Smith: This is Tom Smith, the CFO.

Liam Burke: Hi, Tom.

Thomas Smith: Good morning. We don’t believe this change will affect any of our filings or compliance with PUCO.

Liam Burke: Okay, thank you.

Operator: Thank you. As a reminder, you may press star, one to ask a question. We’ll pause a moment while we poll for questions.

Thank you. Our next question is coming from the line of Gregory Mascasko with Montrose Advisors. Please go ahead with your question.

Gregory Mascasko: Yes, thank you. Good morning. Just one question with regard to overall strategy. Do you expect, you know, given some of the issues in Ohio and the like and the changes that are going on, could you just give us a summary a little bit of any changes you expect with regard to investing in your existing utility base and potential acquisitions and the like? Any changes with regard to that, perhaps a pull-back at this point?

Gregory Osborne: This is Gregory Osborne. Well, that’s a very good question. You know, we’re focused, obviously, on a number of issues, one being getting credibility back with the PUCO. We’re working hand-in-hand with them. I think the hiring of a Chief Compliance Officer is going to go a long way; also getting more independents on the Board is going to go a long way. We’ve announced Jim Sprague as the new CFO, which I feel is an extremely vital position, if not most vital, in our company.

Big picture, though, growth strategy. We have a great utility. We have emerging markets in Maine and North Carolina. We’ve got steady rate base in Wyoming and Montana. We’re getting through our hurdles in Ohio. So the focus is organic growth. We have a growth strategy and a go plan for Maine and North Carolina. We’re adding a thousand customers per year in Maine, close to a thousand per year in North Carolina. So big picture is organic growth, get through some of these hurdles that we’re working on right now, and then down the line, if an acquisition presents itself and it’s accretive to shareholders, then we’ll make an opportunity to go at that. But the true growth and potential right now is organically within the organization.

Gregory Mascasko: Thank you.

Operator: Thank you. There are no further questions at this time. I will now turn the floor back to Management for closing comments.

Gregory Osborne: Thank you, Rob. We appreciate your time this morning and your interest in the direction of Gas Natural. We look forward to updating you as we progress. Thank you again for your time.

Operator: Thank you. This concludes today’s teleconference. You may disconnect your lines at this time and we thank you for your participation.